SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 4, 2006
SOLEXA, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)
25861 Industrial Boulevard
Hayward, CA 94545
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (510) 670-9300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
At the Annual Meeting held on October 4, 2006, the stockholders of Solexa, Inc. (“Solexa”) approved the 2005 Equity Incentive Plan (the “Incentive Plan”), as amended by the Board of Directors of Solexa (the “Board”) on July 28, 2006, to increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 3,000,000 shares. The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation (“Stock Awards”).
The aggregate number of shares of common stock that may be issued pursuant to Stock Awards under the Incentive Plan, as amended, is 4,800,000 shares plus certain shares from Solexa’s 1992 Stock Option Plan. Subject to the terms of the Incentive Plan, the Board or an authorized committee, determines recipients, dates of grant, the numbers and types of Stock Awards to be granted, and the terms and conditions of the Stock Awards, including the period of their exercisability and vesting. The description of the Incentive Plan, as amended, is qualified in its entirety by reference to the full text of the Incentive Plan, as amended, which is attached hereto as Exhibit 10.63 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.63	2005 Equity Incentive Plan, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA, INC.
Dated: October 5, 2006	By:	/s/ Linda M. Rubinstein
Linda M. Rubinstein
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

10.63	2005 Equity Incentive Plan, as amended.